Exhibit (10)(d)(1)

                                    AMENDMENT

                         THE WEST COMPANY, INCORPORATED

                            LONG-TERM INCENTIVE PLAN


West Pharmaceutical Services, Inc. hereby amends its Long-Term Incentive Plan ("LTIP") as set forth below:

          The third, fourth and fifth sentences of Section 7(d) of the LTIP are deleted and replaced with the following:

                    "The existence and date of retirement shall be determined by the Committee in its sole discretion. In the event that an optionee ceases to be an employee of the Company due to retirement, the optionee shall have the right to exercise the option during the balance of the term to the extent that the option was exercisable at the date of retirement; provided, however, that if the optionees dies following retirement, the option may be exercised until the earlier of the end of such term or the one-year anniversary of the date of death."

To record the adoption of this Amendment to the LTIP, West Pharmaceutical Services, Inc. has caused its authorized officers to affix its name and seal as of the 30th day of October, 2001.

[corporate seal]                             WEST PHARMACEUTICAL SERVICES, INC.




Attest: /s/ J. R. Gailey                     By: /s/ George R. Bennyhoff
          John R. Gailey III, Secretary              George R. Bennyhoff
                                                     Senior Vice President,
                                                     Human Resources